CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 49 under the Securities Act of 1933 and Amendment No. 111 under the Investment Company Act of 1940 to the Registration Statement on Form N-4 (“September Registration Statement”) of our reports each dated March 23, 2007, relating to the financial statements of Phoenix Life Variable Accumulation Account and the consolidated financial statements of Phoenix Life Insurance Company, which reports appear in the May 1, 2007 Post-Effective Amendment No. 48 under the Securities Act of 1933 and Amendment No. 100 under the Investment Company Act of 1940 to the Registration Statement on Form N-4 (“May Registration Statement”), which is also incorporated by reference into the September Registration Statement. We also consent to the references to us under the headings “Experts” and “Financial Statements” in the May Registration Statement.

/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
September 6, 2007